UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2024

ASSERTIO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-39294	85-0598378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Saunders Road, Suite 300, Lake Forest, IL 60045

(Address of Principal Executive Offices; Zip Code)

(224) 419-7106

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0001 par value	ASRT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Paul Schwichtenberg Appointed as Chief Transformation Officer

Effective December 16, 2024, the Board of Directors (the “Board”) of Assertio Holdings, Inc. (the “Company”) appointed Paul Schwichtenberg, currently the Company’s Chief Commercial Officer, to serve as the Company’s Chief Transformation Officer.

Appointment of Mark Reisenauer to the Board of Directors

On December 14, 2024, the Board of the Company appointed Mark Reisenauer to the Board, effective January 2, 2025. In connection with his appointment to the Board, Mr. Reisenauer was appointed as a member of the Compensation Committee of the Board.

Mr. Reisenauer, 60, served as President of U.S. Commercial at Astellas Pharmaceuticals Inc., a global life sciences company, from April 2021 to April 2024 and, before that, as Senior Vice President, Oncology Business Unit from April 2011 to April 2021. Prior to joining Astellas, Mr. Reisenauer served as Senior Vice President, Chief Commercial Officer at Micromet Inc., a biotechnology company that was later acquired by Amgen Inc., from September 2007 to April 2011. Prior to Micromet, Mr. Reisenauer served as Divisional Vice President and General Manager, Neuroscience and, before that, General Manager, Oncology, at Abbott Laboratories, a multinational medical devices and health care company, from May 2002 to September 2007. Earlier in his career, Mr. Reisenauer held roles at Pharmacia Corporation, Bristol-Myers Squibb and Zeneca Pharmaceuticals. Mr. Reisenauer has served as a member of the Commercial Launch and Medical Affairs Advisory Board of Autolus Therapeutics since 2024 and previously served as a member of the board of directors of the PhRMA Trade Association from 2021 to 2024. The Board considered Mr. Reisenauer’s experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Commercial Leadership, Pipeline Development Experience, Product Launch Experience and Oncology Product Experience. Mr. Reisenauer holds a B.A. in Political Science from the University of Wisconsin.

In connection with his service on the Board, Mr. Reisenauer is entitled to receive the compensation and equity awards applicable to all of the Company’s non-employee directors, as more particularly described in the Company’s Non-Employee Director Compensation and Grant Policy filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 7, 2024. The Company has also entered into its standard form of indemnification agreement with Mr. Reisenauer.

Item 7.01 Regulation FD Disclosure

Mary Pietryga Appointed as Chief Commercial Officer

Effective December 16, 2024, the Board appointed Mary Pietryga to succeed Mr. Schwichtenberg as the Company’s Chief Commercial Officer.

On December 12, 2024, the Company issued a press release announcing the appointments of Mr. Schwichtenberg and Ms. Pietryga. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

On December 17, 2024, the Company issued a press release announcing the appointment of Mr. Reisenauer. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Assertio Holdings, Inc. Press Release issued on December 12, 2024
	99.2	Assertio Holdings, Inc. Press Release issued on December 17, 2024
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSERTIO HOLDINGS, INC.

Date: December 17, 2024	By:	/s/ Brendan P. O’Grady
Brendan P. O’Grady
Chief Executive Officer (Principal Executive Officer)